UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 5, 2023

Date of Report (Date of earliest event reported)

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices) (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 par value per share	SGMA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (d)

On December 5, 2023, the board of directors (the “Board”) of SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company (the “Company”), on recommendation of the Nominating Committee of the Board, determined to re-classify Thomas W. Rieck, currently a member and Class I Director of the Board, as a Class II Director of the Board, effective immediately, and Mr. Rieck resigned from such Class I Director position in order to be appointed as a Class II Director. Mr. Rieck will serve as a Class II Director of the Board for a term expiring on the date of the Company’s 2025 annual meeting of stockholders. Mr. Rieck will continue to serve as the Chairman of the Audit Committee of the Board and as a member of the Nominating Committee of the Board. There are no arrangements or understandings between Mr. Rieck and any other persons with respect to his appointment as a Class II Director of the Board.

Mr. Rieck will continue to participate in the non-employee director compensation arrangements described under the heading “Compensation of Directors” in the Company’s 2023 Proxy Statement filed on August 24, 2023, which includes a monthly cash retainer of $5,500 and an additional $450 per month for services as the Chairman of the Audit Committee of the Board. In addition, as a non-employee director, Mr. Rieck will continue to participate and may be awarded restricted stock pursuant to the Company’s 2021 Non-Employee Director Restricted Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2023		SIGMATRON INTERNATIONAL, INC.

	By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: Chief Executive Officer